Exhibit 10.14

Certain identified information has been excluded because it is both not material and would likely cause competitive harm if publicly disclosed.

AMENDMENT NO. 1

to the Nanomerics / Virpax Collaboration and License Agreement

This Amendment No. 1 (the “Amendment”) to the Collaboration and License Agreement dated April 11th 2019, by and between Nanomerics Ltd. (“Nanomerics”) and Virpax Pharmaceuticals, Inc. (“Virpax”) (the “Agreement”), is made effective as of Dec 30th, 2019 (the “Amendment Effective Date”).

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WHEREAS, the Parties wish to amend the Agreement to include a program for the pre- clinical development of a Product for post-traumatic stress disorder (“PTSD”).

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

1.	INTERPRETATION

Any capitalized term not separately defined in this Amendment shall have the meaning ascribed to it in the Agreement. In addition, the following terms have the following meanings:

“PTSD Funding” means funding provided by one or more Third Parties for use in the PTSD Program as described in Schedule 3.b hereto (the “PTSD Funding Plan”).

“PTSD Program” means the pre-clinical work required to develop an IND-ready Product for use in PTSD as set forth in Schedule 5.b hereto. The PTSD Program will draw on Results generated under the Pre-clinical Development Plan set forth in Schedule 5 and will only include work specifically required or useful for a Product aimed for the PTSD indication and not included in the Pre-clinical Development Plan enclosed to the Agreement as Schedule 5.

The terms of this Amendment will be deemed to be incorporated as part of and not in conflict with the Agreement. In the event of any conflict or inconsistency between any of the terms of this Amendment with any of the terms of the Agreement, the terms of this Amendment will prevail and the Agreement will be deemed to have been amended to the extent necessary to give effect to the terms of this Amendment.

Certain identified information has been excluded because it is both not material and would likely cause competitive harm if publicly disclosed.

2.	AMENDMENTS

The following defined terms in Article 1 of the Agreement are hereby amended to read as follows:

“Program” means the activities to be undertaken by the Parties under the Funding Plan, the PTSD Funding Plan, the Pre-clinical Development Plan and the Clinical Development Plan.

An new and additional Program Milestone is hereby included as a new sub-clause under Section 7.2 of the Agreement as follows:

“a payment of U.S. [**] within [**] days following the PTSD Funding having been fully received by Virpax.”

3.	AMENDMENT EFFECTIVE DATE

This Amendment shall become effective on the Amendment Effective Date.

4.	ENTIRE AGREEMENT

This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. The Parties hereby agree that subject to the modifications specifically stated in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

[Signatures to follow on the next page]

Certain identified information has been excluded because it is both not material and would likely cause competitive harm if publicly disclosed.

This Agreement has been signed by the Parties’ duly authorized signatories. This Agreement may be executed and transmitted via email in Portable Document Format (PDF), and in counterparts, each of which taken together, shall constitute one agreement binding on the Parties with the same force and effect as an original signed agreement.

NANOMERICS LTD		VIRPAX PHARMACEUTICALS, INC

/s/ Andreas Schätzlein		/s/ Anthony P. Mack
Name:	Andreas Schätzlein	Name:	Anthony P. Mack
Title:	CEO	Title:	Chairman & CEO
Date:	Dec 30th 2019	Date:	January 9, 2020

Schedules:

3.b	PTSD Funding Plan

5.b	PTSD Pre-Clinical Development Plan

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